As filed with the Securities and Exchange Commission on April 27, 2015

Registration No. 333-188261

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CNOOC Limited

(Exact Name of Registrant as Specified in Its Charter)

Hong Kong	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

CNOOC Finance (2013) Limited

(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands	98-1106718
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

CNOOC Nexen Finance (2014) ULC

(Exact Name of Registrant as Specified in Its Charter)

Nova Scotia, Canada	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

CNOOC Finance (2015) Australia Pty Ltd

(Exact Name of Registrant as Specified in Its Charter)

Australian Company Number 604 822 335

Victoria, Australia	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

CNOOC Finance (2015) U.S.A. LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-3525422
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

65th Floor, Bank of China Tower

One Garden Road, Central

Hong Kong

+852 2213-2500

(Address and Telephone Number of Registrant’s Principal Executive Offices) *

National Corporate Research, Ltd.

10 East 40th Street, 10th Floor

New York, NY 10016

(800) 221-0102

(Name, Address and Telephone Number of Agent for Service)

Copy to:

James C. Lin, Esq.

Davis Polk & Wardwell LLP

c/o 18th Floor, The Hong Kong Club Building

3A Chater Road

Hong Kong

+852 2533-3300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

*	The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices is the same.

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered(1)	Amount to Be Registered(2)(3)	Proposed Maximum Aggregate Price Per Unit(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee
CNOOC Limited
Guarantees of Debt Securities
CNOOC Finance (2013) Limited
Debt Securities
CNOOC Nexen Finance (2014) ULC
Debt Securities
CNOOC Finance (2015) Australia Pty Ltd
Debt Securities
CNOOC Finance (2015) U.S.A. LLC
Debt Securities

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	Omitted pursuant to Form F-3 General Instruction II.F.
(3)	An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(4)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee. Registration fees will be paid subsequently on a pay as you go basis.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement (Registration No. 333-188261) is being filed for the principal purposes of (1) adding CNOOC Finance (2015) Australia Pty Ltd and CNOOC Finance (2015) U.S.A. LLC, each as an issuer and co-registrant to the Registration Statement, (2) adding a class of securities of CNOOC Finance (2015) Australia Pty Ltd and a class of securities of CNOOC Finance (2015) U.S.A. LLC, and related guarantees of CNOOC Limited to the Registration Statement as described in the accompanying prospectus and (3) filing additional exhibits to the Registration Statement. This Post-Effective Amendment No. 2 shall become effective immediately upon filing with the Securities and Exchange Commission.

PROSPECTUS

CNOOC Limited

Guarantees of Debt Securities

CNOOC Finance (2013) Limited

Debt Securities

CNOOC Nexen Finance (2014) ULC

Debt Securities

CNOOC Finance (2015) Australia Pty Ltd

Australian Company Number 604 822 335

Debt Securities

CNOOC Finance (2015) U.S.A. LLC

Debt Securities

We may from time to time offer in one or more series debt securities of CNOOC Finance (2013) Limited, CNOOC Nexen Finance (2014) ULC, CNOOC Finance (2015) Australia Pty Ltd or CNOOC Finance (2015) U.S.A. LLC, which would be fully and unconditionally guaranteed by CNOOC Limited.

Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The applicable prospectus supplement may also add to, update or change information contained in this prospectus. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference in this prospectus.

You should read this prospectus, the applicable prospectus supplement and any documents incorporated by reference carefully before you invest in any of our securities. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Investing in our securities involves risk. You should carefully consider the risks described under the heading “Risk Factors” beginning on page 4, in the applicable prospectus supplement and in the documents incorporated by reference in this prospectus or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated April 27, 2015

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. We may sell the securities described in this prospectus from time to time in one or more offerings. You should carefully read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us.” We have not authorized anyone to provide you with different or additional information.

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. If this prospectus is inconsistent with the prospectus supplement, you should rely upon the prospectus supplement. In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference in this prospectus or any prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

In this prospectus, unless otherwise indicated, references to “we,” “us,” “our” and the “Company” refer to CNOOC Limited, or CNOOC Limited and its subsidiaries, including CNOOC Finance (2013) Limited (the “2013 Issuer”), CNOOC Nexen Finance (2014) ULC (the “2014 Issuer”), CNOOC Finance (2015) Australia Pty Ltd (the “2015 Australian Issuer”) and CNOOC Finance (2015) U.S.A. LLC (the “2015 Delaware Issuer,” and together with the 2015 Australian Issuer, the “2015 Issuers,” and the 2015 Issuers together with the 2013 Issuer and the 2014 Issuer, the “Issuers,” or each an “Issuer”), as the context requires. References to “CNOOC” are to China National Offshore Oil Corporation and its subsidiaries (other than CNOOC Limited and its subsidiaries). References to “China” and the “PRC” refer to the People’s Republic of China and, solely for the purpose of this prospectus, exclude the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

CNOOC LIMITED

We are an upstream company specializing in the exploration, development and production of oil and natural gas. We are the dominant oil and natural gas producer in offshore China and, in terms of reserves and production, we are also one of the largest independent oil and natural gas exploration and production companies in the world.

We were incorporated with limited liability on August 20, 1999 in Hong Kong under the Hong Kong Companies Ordinance. The PRC government established CNOOC, our controlling shareholder, as a state-owned offshore petroleum company in 1982 under the Regulation of the PRC on the Exploitation of Offshore Petroleum Resources in Cooperation with Foreign Enterprises. CNOOC assumed certain responsibility for the administration and development of PRC offshore petroleum operations with foreign oil and gas companies. Prior to CNOOC’s reorganization in 1999, CNOOC and its various affiliates performed both commercial and administrative functions relating to oil and natural gas exploration and development in offshore China. In 1999, CNOOC transferred all of its then current operational and commercial interests in its offshore petroleum business, including the related assets and liabilities, to us. As a result, we and our subsidiaries are the only vehicles through which CNOOC engages in oil and gas exploration, development, production and sales activities both in and outside the PRC.

Our registered office is located at 65th Floor, Bank of China Tower, One Garden Road, Central, Hong Kong, and our telephone number is +852 2213-2500. We maintain a website at www.cnoocltd.com where general information about us is available. The contents of the website are not part of this prospectus.

THE 2013 ISSUER

CNOOC Finance (2013) Limited is our wholly-owned subsidiary and was incorporated as a BVI business company with limited liability on April 23, 2013 in the British Virgin Islands under the BVI Business Companies Act (as amended) of the British Virgin Islands. It has no material assets and will conduct no business except in connection with the issuance of debt securities and the advance of proceeds from such issuance to us or a company controlled by us. So long as the applicable series of debt securities are outstanding, CNOOC Finance (2013) Limited will limit its permitted activities as described under “Description of Debt Securities and Guarantees—Certain Covenants—Limitation on Issuer’s Activities.” Its registered office is located at the offices of its registered agent, Intertrust Corporate Services (BVI) Limited, at 171 Main Street, Road Town, Tortola VG1 110, British Virgin Islands. The telephone number of its registered agent is +1 284 394-9100.

CNOOC Finance (2013) Limited has elected to be treated as a disregarded entity for U.S. federal income tax purposes.

THE 2014 ISSUER

CNOOC Nexen Finance (2014) ULC is our wholly-owned subsidiary and was formed as an unlimited liability company on March 12, 2014 in Nova Scotia, Canada under the Companies Act (Nova Scotia). It has no material assets and will conduct no business except in connection with the issuance of debt securities and the advance of proceeds from such issuance to us or a company controlled by us. So long as the applicable series of debt securities are outstanding, CNOOC Nexen Finance (2014) ULC will limit its permitted activities as described under “Description of Debt Securities and Guarantees—Certain Covenants—Limitation on Issuer’s Activities.” Its registered office is located at the offices of its recognized agent, Charles S. Reagh, at 1959 Upper Water Street, Suite 900, Halifax NS B3J 3N2, Canada. Its telephone number is +852 2213-2500.

CNOOC Nexen Finance (2014) ULC has elected to be treated as a disregarded entity for U.S. federal income tax purposes.

THE 2015 ISSUERS

CNOOC Finance (2015) Australia Pty Ltd is our wholly-owned subsidiary and was incorporated as a proprietary company on March 18, 2015 in Victoria, Australia. It has no material assets and will conduct no business except in connection with the issuance of debt securities and the advance of proceeds from such issuance to us or a company controlled by us. So long as the applicable series of debt securities are outstanding, CNOOC Finance (2015) Australia Pty Ltd will limit its permitted activities as described under “Description of Debt Securities and Guarantees—Certain Covenants—Limitation on Issuer’s Activities.” Its registered office is located at the offices of its recognized agent, Anchor Legal, at Level 6, 105 St Georges Terrace, Perth, Western Australia 6000, Australia. Its telephone number is +61-8-9486-9777.

CNOOC Finance (2015) Australia Pty Ltd will be treated as a disregarded entity for U.S. federal income tax purposes.

CNOOC Finance (2015) U.S.A. LLC is our wholly-owned subsidiary and was formed as a limited liability company on March 23, 2015 in the State of Delaware. It has no material assets and will conduct no business except in connection with the issuance of debt securities and the advance of proceeds from such issuance to us or a company controlled by us. So long as the applicable series of debt securities are outstanding, CNOOC Finance (2015) U.S.A. LLC will limit its permitted activities as described under “Description of Debt Securities and Guarantees—Certain Covenants—Limitation on Issuer’s Activities.” Its registered office is located at the offices of its registered agent, Corporation Service Company, at 2711 Centerville Road, Wilmington, Delaware, U.S.A. 19808. Its telephone number is 302-636-5400.

CNOOC Finance (2015) U.S.A. LLC will be treated as a disregarded entity for U.S. federal income tax purposes.

RISK FACTORS

You should consider the specific risks described in our annual report on Form 20-F for the year ended December 31, 2014 under “Item 3. Key Information—Risk Factors,” the risks described under “Risk Factors” in the applicable prospectus supplement, and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including our reports on Form 6-K, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information About Us.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference include “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, including statements regarding expected future events, business prospects or financial results. The words “expect,” “anticipate,” “continue,” “estimate,” “objective,” “ongoing,” “may,” “will,” “project,” “should,” “believe,” “plans,” “intends” and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements address, among others, such issues as:

•	the amount and nature of future exploration, development and other capital expenditures;

•	wells to be drilled or reworked;

•	development projects;

•	exploration prospects;

•	estimates of proved oil and gas reserves;

•	development and drilling potential;

•	expansion and other development trends of the oil and gas industry;

•	business strategy;

•	production of oil and gas;

•	development of undeveloped reserves;

•	expansion and growth of our business and operations;

•	oil and gas prices and demand;

•	future earnings and cash flow; and

•	our estimated financial information.

These statements are based on assumptions and analysis made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance and financial condition to differ materially from our expectations, including those associated with fluctuations in crude oil and natural gas prices, our exploration or development activities, our capital expenditure requirements, our business strategy, whether the transactions entered into by us can complete on schedule pursuant to their terms and timetable or at all, the highly competitive nature of the oil and natural gas industry, our foreign operations, environmental liabilities and compliance requirements, and economic and political conditions in the PRC and overseas. For a description of these and other risks and uncertainties, see “Risk Factors” and other cautionary statements appearing in this prospectus and the documents incorporated by reference.

Consequently, all of the forward-looking statements made in this prospectus and the documents incorporated by reference are qualified by these cautionary statements. We cannot assure that the results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected effect on us, our business or our operations.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. In addition, we are subject to the registration requirements of the Securities Exchange Act of 1934 and, in accordance with this act, we file reports and other information with the SEC. You may read and copy any of this information in the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the SEC’s Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with or furnish to them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	Our annual report on Form 20-F for the year ended December 31, 2014 filed with the SEC on April 22, 2015;

•	Our report on Form 6-K previously furnished to the SEC on April 24, 2015; and

•

All our future annual reports on Form 20-F to be filed with the SEC, and certain reports on Form 6-K to be furnished to the SEC that we specifically identify in such form as being incorporated by reference in this prospectus, on or after the date of this prospectus and prior to the completion of the offering of securities under the applicable prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus other than exhibits which are not specifically incorporated by reference into those documents. You can request those documents from:

CNOOC Limited

65th Floor, Bank of China Tower

One Garden Road, Central

Hong Kong

Tel +852 2213-2500

You should rely only on the information that we incorporate by reference or provide in this prospectus or the applicable prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our unaudited consolidated ratio of earnings to fixed charges for each of the periods indicated using financial information extracted, where applicable, from our audited consolidated financial statements. Our audited consolidated financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS IASB”).

	Year Ended December 31,
	2010	2011	2012	2013	2014
Ratio of earnings to fixed charges	106.97	58.51	49.76	22.87	20.14

Earnings included in the calculation of the ratio of earnings to fixed charges represent income before income taxes plus fixed charges, other than capitalized interest. Fixed charges include interest expense, including capitalized interest, amortization of debt issuance costs and a portion of rent expense representative of interest.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

We may from time to time offer in one or more series debt securities of the 2013 Issuer, the 2014 Issuer or the 2015 Issuers (as the case may be) which would be fully and unconditionally guaranteed by the Company. Unless otherwise specified, the “Issuer” in this section refers to the 2013 Issuer, the 2014 Issuer or the 2015 Issuer that is issuing the debt securities at any particular time. The following is a description of certain general terms and provisions of the debt securities, the guarantees and an indenture (the “indenture”) entered into or to be entered into among the Issuer, the Company and The Bank of New York Mellon as trustee (the “trustee”), initial paying and transfer agent and initial registrar, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

This description is not complete and is subject to and qualified in its entirety by reference to all of the provisions of the indenture, including the definitions of specified terms used in the indenture, and to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The particular terms of the debt securities to be offered by any prospectus supplement and the extent these general provisions may apply to such debt securities will be described in the applicable prospectus supplement. The terms of such debt securities will include those set forth in the indenture and any related documents and those made a part of the indenture by the Trust Indenture Act. You should read the description below, the applicable prospectus supplement and the provisions of the indenture and any related documents before investing in the debt securities.

General

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and any limit on the aggregate principal amount of the debt securities;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities are senior or subordinated debt securities and, if subordinated, the terms of such subordination;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	the record dates for the determination of holders to whom interest is payable or the method for determining such dates;

•	the dates on which the debt securities may be issued, the maturity date and other dates of payment of principal;

•	redemption or early repayment provisions;

•	authorized denominations if other than denominations of US$2,000 and multiples of US$1,000 in excess thereof;

•	the form of the debt securities;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depositary for global securities;

•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	any provisions for the defeasance of the particular debt securities being issued in whole or in part;

•	any addition or change in the provisions related to satisfaction and discharge;

•	any restriction or condition on the transferability of the debt securities;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which, and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

•	the securities exchange(s) or automated quotation system(s) on which the securities will be listed or admitted to trading, as applicable, if any;

•	the Issuer’s obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	place or places where the Issuer may pay principal, premium, if any, and interest and where holders may present the debt securities for registration of transfer, exchange or conversion;

•	place or places where notices and demands relating to the debt securities and the indenture may be made;

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

•	any index or formula used to determine the amount of payments of principal of, premium (if any) or interest on the debt securities and the method of determining these amounts;

•	any provisions relating to compensation and reimbursement of the trustee;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events; and

•	additional terms not inconsistent with the provisions of the indenture, except as permitted by the terms of the indenture.

We may sell the debt securities, including original issue discount securities, at par or at greater than de minimis discount below their stated principal amount. Unless otherwise stated in a prospectus supplement, additional debt securities of a particular series may be issued without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture. Such additional debt securities will have the same terms and conditions as the applicable series of debt securities in all respects (or in all respects except for the issue date, the issue price or the first payment of interest), and will vote together as one class on all matters with respect to such series of debt securities. No additional debt securities will be issued with the same CUSIP, ISIN or other identifying number as the debt securities of a series issued hereunder unless the additional debt securities are fungible with such outstanding debt securities for U.S. federal income tax purposes.

Form, Exchange and Transfer

The debt securities will be issued, unless otherwise indicated in the applicable prospectus supplement, in fully registered form without interest coupons and in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.

You may exchange or transfer your registered debt securities at the office of the trustee. The trustee acts as the agent of the Issuer for registering debt securities in the names of holders and transferring registered debt securities. The entity performing the role of maintaining the list of registered holders is called the “registrar.” It will also register transfers of the registered debt securities. The Issuer may also arrange for additional registrars, and may change registrars. The Issuer may also choose to act as its own registrar.

You will not be required to pay a service charge for any registration of transfer or exchange of debt securities, but you may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange. The registration of transfer or exchange of a registered debt security will only be made if you have duly endorsed the debt security or provided the registrar with a written instrument of transfer satisfactory in form to the registrar.

Guarantees

Under the indenture, the Company will irrevocably and unconditionally guarantee the due and punctual payment of the principal of and interest on, and all other amounts payable under (including any Additional Amounts payable in respect of), the debt securities when and as the same shall become due and payable, whether on the stated maturity, upon acceleration, by call for redemption or otherwise. The Company has (i) agreed that its obligations under the guarantees will be as if it were principal obligor and not merely surety, and will be enforceable irrespective of any invalidity, irregularity or unenforceability of the debt securities or the indenture (other than in respect of the guarantees) and (ii) waived its right to require the trustee to pursue or exhaust its legal or equitable remedies against the Issuer prior to exercising the trustee’s rights under the guarantees. The guarantees will not be discharged with respect to any debt security except by payment in full of the principal thereof, interest thereon and all other amounts payable thereunder (including any Additional Amounts payable in respect thereof). Moreover, if at any time any amount paid under a debt security is rescinded or must otherwise be restored, the rights of the holder of the debt security under the guarantee will be reinstated with respect to such payment as though such payment had not been made. All payments under the guarantees will be made in U.S. dollars.

Additional Amounts

(a) Additional Amounts—Issuers other than the 2015 Delaware Issuer: This subsection (a) applies only to debt securities issued by Issuers other than the 2015 Delaware Issuer.

All payments of principal and interest in respect of the debt securities of each series and/or the guarantees will be made free and clear of, and without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed, levied, collected, withheld or assessed by or on behalf of the British Virgin Islands, Canada, Australia, Hong Kong, the PRC or any other jurisdiction in which the Company or the Issuer (or any successor to the Company or the Issuer) is tax resident, in each case including any political subdivision, territory or possession thereof, any authority therein having power to tax or any area subject to its jurisdiction or any jurisdiction from or through which any payment is made by or on behalf of the Issuer or the Company (each, a “Relevant Taxing Jurisdiction”) unless such Taxes are required by law to be withheld or deducted. If any deduction or withholding for any present or future Taxes of the applicable Relevant Taxing Jurisdiction shall at any time be so required, the Company or the Issuer, as the case may be, shall pay such additional amounts (“Additional Amounts”) as will result (after deduction of such Taxes and any additional Taxes payable in respect of such Additional Amounts) in receipt by each holder of any debt security of such amounts as would have been received by such holder with respect to such debt security or guarantee, as applicable, had no such withholding or deduction been required; provided, however, that no Additional Amounts shall be payable in respect of any debt security:

(i)	to a holder (or to a third party on behalf of a holder) who is liable to such Taxes in respect of such debt security by reason of his having some connection with the Relevant Taxing Jurisdiction other than the mere holding of the debt security; or

(ii)	which is surrendered (where required to be surrendered) more than 30 days after the Relevant Date, except to the extent that the holder of it would have been entitled to such Additional Amounts on surrender of such debt security for payment on the last day of such period of 30 days. “Relevant Date” means whichever is the later of (a) the date on which such payment first becomes due and (b) if the full amount payable has not been received by the paying agent on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the holders of the debt securities of such series; or

(iii)	to a holder (or to a third party on behalf of a holder) who would have been able to avoid such withholding or deduction by duly presenting the debt security (where presentation is required) to another paying agent; or

(iv)	to a holder (or to a third party on behalf of a holder) of debt securities issued by the 2014 Issuer in circumstances where the holder or beneficial owner (if other than the holder) is not a resident of Canada for purposes of the Income Tax Act (Canada) (together with any successor statute, the “CITA”) and is not acting at arm’s length (as defined in the CITA) with the 2014 Issuer at the time of the relevant payment; or

(v)	to a holder (or to a third party on behalf of a holder) of debt securities issued by the 2015 Australian Issuer in circumstances where the holder or beneficial owner (if other than the holder) is not a resident of Australia for the purposes of the Income Tax Assessment Acts of 1936 and 1997 of Australia (together with any successor statute, the “Australian Tax Act”) and does not hold the debt securities in the course of carrying on business at or through a permanent establishment in Australia and is an Offshore Associate of the 2015 Australian Issuer at the time of the relevant payment; or

(vi)	with respect to any Taxes that would not have been imposed but for the failure of the holder or beneficial owner to comply with a timely request of the Issuer or the Company addressed to the holder to provide certification or information concerning the nationality, residence or identity of the holder or beneficial owner of the debt security, if compliance is required as a precondition to relief or exemption from the Tax; or

(vii)	with respect to any withholding or deduction that is imposed or levied on a payment pursuant to European Council Directive 2003/48/EC (the “Savings Directive”) or any other Directive implementing, replacing, amending or supplementing the Savings Directive or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(viii)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other similar governmental charge; or

(ix)	any such Taxes payable otherwise than by deduction or withholding from payments under or with respect to any debt security or guarantee; or

(x)	any combination of taxes, duties, assessments or other governmental charges referred to in the preceding items (i) through (ix) above.

Additional Amounts will not be paid with respect to any payment of the principal, premium (if any) of or any interest on any debt security or under the respective guarantee to any holder of a debt security who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that payment would be required by the laws of the Relevant Taxing Jurisdiction to be included in the income of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the holder.

Without prejudice to the foregoing, holders or beneficial owners (if other than the holders) of debt securities of the 2014 Issuer shall, based on receipt of interest or other payments on the relevant debt securities of the 2014 Issuer, be deemed to acknowledge and agree that the 2014 Issuer retains all rights under the indenture and applicable law to recover from the relevant holders or beneficial owners all Additional Amounts (or withholding tax payments or other obligations), including associated applied interest and penalties to tax authorities, previously paid or then due under the CITA to the extent the relevant Additional Amounts should not have been made (or other payments should have been withheld or are then due in connection therewith) pursuant to the terms of clause (iv) of the proviso set forth in the second preceding paragraph as applied from time to time to the particular holders and beneficial owners described therein.

Without prejudice to the foregoing, holders or beneficial owners (if other than the holders) of debt securities of the 2015 Australian Issuer shall, based on receipt of interest or other payments on the relevant debt securities of the 2015 Australian Issuer, be deemed to acknowledge and agree that the 2015 Australian Issuer retains all rights under the indenture and applicable law to recover from the relevant holders or beneficial owners all Additional Amounts (or withholding tax payments or other obligations), including associated applied interest and penalties to tax authorities, previously paid or then due under the Australian Tax Act to the extent the relevant Additional Amounts should not have been made (or other payments should have been withheld or are then due) pursuant to the terms of clause (v) of the proviso set forth in the third preceding paragraph as applied from time to time to the particular holders and beneficial owners described therein.

For purposes of paragraph (v) above, an “Associate” of the 2015 Australian Issuer for the purposes of section 128F of the Australian Tax Act includes (i) a person or entity which holds more than 50% of the voting shares of, or has sufficient influence over, the 2015 Australian Issuer, (ii) any entity in which more than 50% of the voting shares are held by, or which is sufficiently influenced by, the 2015 Australian Issuer, (iii) a trustee of a trust where the 2015 Australian Issuer is capable of benefiting (whether directly or indirectly) under that trust, and (iv) a person or entity who is an “Associate” of another person or company which is an “Associate” of the 2015 Australian Issuer under any of the foregoing. “Offshore Associate” means, in respect of a debt security and for purposes of paragraph (v) above, an Associate of an entity that is either:

(1)	a non-resident of Australia (as defined in section 6 of the Australian Tax Act) and the debt securities or an interest in the debt securities was not being, or would not be, acquired by the Associate in carrying on a business in Australia at or through a permanent establishment of the Associate in Australia; or

(2)	a resident of Australia (as defined in section 6 of the Australian Tax Act) and the debt securities or an interest in the debt securities was being, or would be, acquired by the Associate in carrying on a business in a country outside Australia at or through a permanent establishment of the Associate in that country, and, in either case, is not acquiring the debt securities in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme within the meaning of the Australian Corporations Act 2001 (Cth).

For the avoidance of doubt, an Associate of the 2015 Australian Issuer includes any entity which is controlled by any person or entity (including a government) which directly or indirectly controls the 2015 Australian Issuer or Guarantor.

Whenever there is mentioned, in any context, the payment of principal or interest in respect of any debt security or guarantee, such mention shall be deemed to include the payment of Additional Amounts provided for in the indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the indenture.

(b) Additional Amounts—2015 Delaware Issuer: This subsection (b) applies to debt securities issued by the 2015 Delaware Issuer only.

All payments of principal and interest in respect of the debt securities of each series and/or the guarantees will be made free and clear of, and without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed, levied, collected, withheld or assessed by or on behalf of the United States, Hong Kong, the PRC or any other jurisdiction in which the 2015 Delaware Issuer or the Company (or any successor to the 2015 Delaware Issuer or the Company) is resident for tax purposes, in each case including any political subdivision, territory or possession thereof, any authority therein having power to tax or any area subject to its jurisdiction, or any jurisdiction from or through which any payment is made by or on behalf of the 2015 Delaware Issuer or the Company (each, a “Relevant Taxing Jurisdiction”) unless such Taxes are required by law to be withheld or deducted. If any deduction or withholding for any present or future Taxes of the applicable Relevant Taxing Jurisdiction shall at any time be so required, the 2015 Delaware Issuer or the Company, as the case may be, shall pay such additional amounts (“Additional Amounts”) as will result (after deduction of such Taxes and any additional Taxes payable in respect of such Additional Amounts) in receipt by the holder of any debt security of such amounts as would have been received by such holder with respect to such security or the guarantee, as applicable, had no such withholding or deduction been required; provided, however, that no Additional Amounts shall be payable in respect of any debt security:

(i)	Where such Taxes would not have been imposed but for (a) the existence of any present or former connection (other than the mere holding of the debt security) between the holder (or between a fiduciary, settlor or beneficiary of the holder if such holder is an estate or a trust, or a person holding power over an estate or trust administered by a fiduciary holder or between a member or shareholder of such holder, if such holder is a partnership or corporation) or a beneficial owner of a debt security and the jurisdiction imposing such tax, assessment or other governmental charge, including, without limitation, such holder or a beneficial owner of a debt security (or such fiduciary, settlor, beneficiary, person holding a power over such holder or the member or shareholder of such holder) being or having or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having had a permanent establishment therein, or (b) such holder’s or beneficial owner’s past or present status as a personal holding company or private foundation or other tax-exempt organization with respect to the United States or as a corporation which accumulates earnings to avoid U.S. Federal income tax; or

(ii)	which is surrendered (where required to be surrendered) more than 30 days after the Relevant Date, except to the extent that the holder of it would have been entitled to such Additional Amounts on surrender of such Security for payment on the last day of such period of 30 days, where “Relevant Date” means whichever is the later of (A) the date on which such payment first becomes due and (B) if the full amount payable has not been received by the paying agent on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the holders of the debt securities; or

(iii)	to a holder (or to a third party on behalf of a holder) who would have been able to avoid such withholding or deduction by duly presenting the debt security (where presentation is required) to another paying agent; or

(iv)

with respect to any Taxes imposed that would not have been imposed but for the holder or beneficial owner (a) being or having been a “10-percent shareholder” of the 2015 Delaware Issuer as defined in Sections 871(h)(3)(B) or 881(c)(3)(B) of the Internal Revenue Code of 1986, as

amended (the “Code”), or any successor provisions; or (b) being a controlled foreign corporation related to the 2015 Delaware Issuer through stock ownership; or (c) being a bank receiving interest described in Section 881(c)(3)(A) of the Code; or

(v)	with respect to any Taxes that would not have been imposed but for the failure of the holder or beneficial owner to comply with any applicable certification, documentation, information, or reporting requirement concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with a Relevant Taxing Jurisdiction (including, if the United States is the Relevant Taxing Jurisdiction, the failure to comply with a request to fulfill the statement requirements of Sections 871(h)(2)(B)(ii) or 881(c)(2)(B)(ii) of the Code), if and to the extent that timely compliance with such requirement would have reduced or eliminated any withholding or deduction of such Taxes; or

(vi)	with respect to any withholding or deduction that is imposed or levied on a payment pursuant to European Council Directive 2003/48/EC (the “Savings Directive”) or any other directive implementing, replacing, amending or supplementing the Savings Directive or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(vii)	with respect to any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other similar governmental charge; or

(viii)	with respect to any such Taxes payable otherwise than by deduction or withholding from payments under or with respect to any debt security or the guarantee; or

(ix)	with respect to any tax, assessment, withholding or deduction required by Sections 1471 through 1474 of the Code (“FATCA”), any current or future U.S. Treasury Regulations or rulings promulgated thereunder, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA (an “IGA”), any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an IGA, or any agreement with the U.S. Internal Revenue Service under or with respect to FATCA; or

(x)	any combination of taxes, duties, assessments or other governmental charges referred to in the preceding items (i) through (ix) above.

Additional Amounts will also not be paid with respect to any payment of the principal of or any interest on any debt security or under the guarantee to any holder of a debt security who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that payment would be required by the laws of the Relevant Taxing Jurisdiction to be included in the income of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the holder of the debt securities.

Whenever there is mentioned, in any context, the payment of principal or interest in respect of any debt security or guarantee, such mention shall be deemed to include the payment of Additional Amounts provided for in the indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the indenture.

Optional Tax Redemption

Each series of debt securities may be redeemed, at the option of the Issuer, in whole but not in part, upon notice as described below, at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to, but not including, the date fixed for redemption and Additional Amounts, if any, if, as a result of any change in or amendment to the laws of a Relevant Taxing Jurisdiction with respect to the Company or such Issuer or any regulations or rulings promulgated thereunder, or any change in the official interpretation or official application of such laws, regulations or rulings, which change or amendment (i) in the case of the Company or the Issuer becomes effective on or after the date of the applicable prospectus supplement and (ii) in the case of any successor to the Company or the Issuer that is organized or tax resident in a jurisdiction that is not a Relevant Taxing Jurisdiction with respect to the Company or such Issuer as of the original issue date of the applicable series of debt securities becomes effective on or after the date such successor assumes the Company’s or the Issuer’s obligations, as applicable, under the debt securities and the indenture,

(1)	the Issuer is or would be required on the next succeeding due date for a payment with respect to the debt securities to pay Additional Amounts with respect to the debt securities as described above under “—Additional Amounts”; or

(2)	the Company is or would be unable, for reasons outside its control, on the next succeeding due date for a payment with respect to the debt securities to procure payment by the Issuer, and with respect to a payment due or to become due under the relevant guarantee or the indenture, as the case may be, the Company is or would be required on the next succeeding due date for a payment with respect to the debt securities to pay Additional Amounts as described above under “—Additional Amounts”; or

(3)	any payment to the Issuer by the Company or any of its wholly-owned subsidiaries to enable the Issuer to make payment of interest or Additional Amounts, if any, on the debt securities is or would be on the next succeeding due date for a payment with respect to the debt securities subject to withholding or deduction for taxes imposed by a relevant taxing jurisdiction or any authority therein or thereof having power to tax, and such obligation cannot be avoided by the use of reasonable measures available to the Company or the Issuer, as the case may be.

Notwithstanding anything to the contrary herein, the Company, the Issuer or any successor person may not redeem the debt securities in the case that Additional Amounts are payable in respect of PRC withholding tax at a rate of 10% or less solely as a result of the Company, the Issuer or a successor person being considered a PRC tax resident under the PRC Enterprise Income Tax Law.

Notice of redemption of the debt securities as provided above shall be given not less than 30 nor more than 60 calendar days prior to the date fixed for redemption. Notice having been given, the debt securities of such series shall become due and payable on the date fixed for redemption and will be paid at the redemption price, together with accrued interest to, but not including, the date fixed for redemption and any Additional Amounts, at the place or places of payment and in the manner specified in the notice. From and after the date fixed for redemption, if moneys for the redemption of such debt securities shall have been made available as provided in the indenture for redemption on the date fixed for redemption, the debt securities shall cease to bear interest, and the only right of the holders of the debt securities shall be to receive payment of the redemption price and interest accrued to, but not including, the date fixed for redemption.

Modification and Waiver

The indenture contains provisions permitting the Company, the Issuer and the trustee, without the consent of the holders of the applicable series of debt securities, to execute supplemental indentures for certain enumerated purposes, including any amendment solely to conform the indenture to the applicable prospectus supplement (as amended and supplemented) and, with the consent of the holders of not less than a majority in aggregate principal amount of the applicable series of debt securities then outstanding under the indenture, to change or modify in any manner the rights of the holders of the debt securities of the applicable series, provided that no such modification or amendment may, without the consent of the holder of each such debt security affected thereby, among other things:

(i)	change the stated maturity of the debt securities;

(ii)	reduce the principal amount of or payments of interest on any such debt security;

(iii)	change any obligation of the Company or the Issuer to pay Additional Amounts;

(iv)	change the currency or place of payment of the principal of or interest on such debt security;

(v)	impair the right to institute suit for the enforcement of any payment due on or with respect to any such debt security;

(vi)	reduce the above stated percentage of outstanding debt securities necessary to modify or amend the indenture;

(vii)	reduce the percentage of the aggregate principal amount of outstanding debt securities necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

(viii)	change, in any manner adverse to the interest of holders of the debt securities, the terms and provisions of the guarantees in respect of the due and punctual payment of principal of and interest on the debt securities;

(ix)	reduce the premium payable upon the redemption or repurchase of any debt security of such series or change the time at which any debt security of such series may be redeemed or required to be repurchased as described in the applicable prospectus supplement; or

(x)	modify such provisions with respect to modification and waiver.

The holders of not less than a majority in aggregate principal amount of the debt securities then outstanding of a series may, on behalf of holders of all the debt securities of that series, waive compliance by the Company or the Issuer with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the debt securities of a series may on behalf of all holders of debt securities waive any existing or past default under the indenture for the debt securities, except a continuing default in the payment of principal of, or interest on, any debt security then outstanding or in respect of a covenant or provision which under such indenture cannot be modified or amended without the consent of the holder of each debt security then outstanding affected thereby. Any such waivers will be conclusive and binding on all holders of the debt securities of a series, whether or not they have given consent to such waivers, and on all future holders of such debt securities, whether or not notation of such waivers is made upon such debt securities. Any instrument given by or on behalf of any holder of a debt security in connection with any consent to any such waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of such debt security.

Certain Covenants

Limitation on Liens

The indenture provides that the Company will not, and will not permit the Issuer or any Principal Subsidiary to, create, incur, assume or permit to exist any Lien upon any of its property or assets, now owned or hereafter acquired, to secure any Indebtedness of the Company, the Issuer or such Principal Subsidiary (or any guarantees or indemnity in respect thereof) without, in any such case, making effective provision whereby the debt securities and the guarantees will be secured either at least equally and ratably with such Indebtedness or by such other Lien as shall have been approved by the holders of the debt securities as provided in the indenture, for so long as such Indebtedness will be so secured, unless, after giving effect thereto, the aggregate outstanding principal amount of all such secured Indebtedness (including the Attributable Value of the Sale and Leaseback Transactions set forth below) entered into after the original issue date of the relevant series of debt securities does not exceed 50% of the Company’s Adjusted Consolidated Net Worth.

The foregoing restriction will not apply to:

(i)	any Lien which is in existence prior to the original issue date of the debt securities and any replacement thereof created in connection with the refinancing (together with interest, fees and other charges attributable thereto) of the Indebtedness originally secured (but the principal amount secured by any such Lien may not be increased);

(ii)	any Lien arising or already arisen automatically by operation of law which is promptly discharged or disputed in good faith by appropriate proceedings; provided that any reserve or other appropriate provision required by IFRS IASB shall have been made therefor;

(iii)	any Lien over goods (or any documents relating thereto) arising either in favor of a bank issuing a form of documentary credit in connection with the purchase of such goods or by way of retention of title by the supplier of such goods where such goods are supplied on credit, subject to such retention of title, and in both cases where such goods are acquired in the ordinary course of business;

(iv)	any right of set-off or combination of accounts arising in favor of any bank or financial institution as a result of the day-to-day operation of banking arrangements;

(v)	any Lien either over any asset acquired after the original issue date of the debt securities which is in existence at the time of such acquisition or in respect of the obligations of any Person which becomes a Subsidiary of the Company after the original issue date of the debt securities which is in existence at the date on which it becomes a Subsidiary of the Company and in both cases any replacement thereof created in connection with the refinancing (together with interest, fees and other charges attributable thereto) of the Indebtedness originally secured (but the principal amount secured by any such Lien may not be increased); provided that any such Lien was not incurred in anticipation of such acquisition or of such company becoming a Subsidiary of the Company;

(vi)	any Lien created on any property or asset acquired, leased or developed (including improved, constructed, altered or repaired) after the original issue date of the debt securities; provided, however, that (a) any such Lien shall be confined to the property or asset acquired, leased or developed (including improved, constructed, altered or repaired); (b) the principal amount of the debt encumbered by such Lien shall not exceed the cost of the acquisition or development of such property or asset or any improvement thereto (including any construction, repair or alteration) or thereon and (c) any such Lien shall be created concurrently with or within one year following the acquisition, lease or development (including construction, improvement, repair or alteration) of such property or asset;

(vii)	any Lien pursuant to any order of attachment, execution, enforcement, distraint or similar legal process arising in connection with court proceedings; provided that such process is effectively stayed, discharged or otherwise set aside within 30 days;

(viii)	any Lien created or outstanding in favor of the Company or any of the Company’s Subsidiaries;

(ix)	any easement, right-of-way, zoning and similar restriction and other similar charge or encumbrance not interfering with the ordinary course of business of the Company and the Principal Subsidiaries of the Company;

(x)	any lease, sublease, license and sublicense granted to any third party and any Lien pursuant to farm-in and farm-out agreements, operating agreements, development agreements and any other agreements, which are customary in the oil and gas industry and in the ordinary course of the Company’s business and any Principal Subsidiary;

(xi)	any Lien on any property or asset to secure all or part of the cost of exploration, drilling, development, production, gathering, processing, marketing of such property or asset or to secure Indebtedness incurred to provide funds for any such purpose;

(xii)	any Lien over any property or asset to secure Indebtedness incurred in connection with the construction, installation or financing of pollution control, abatement or remediation facilities;

(xiii)	any Lien arising in connection with industrial revenue, development or similar bonds or other indebtedness or means of project financing (not to exceed the value of the project financed and limited to the project financed);

(xiv)	any Lien in favor of any government or any subdivision thereof, securing the obligations of the Company or any of its Principal Subsidiaries under any contract or payment owed to such governmental entity pursuant to applicable laws, rules, regulations or statutes;

(xv)	any Lien over any property or asset securing Indebtedness of the Company or any of its Principal Subsidiaries guaranteed by any international finance agency, including the World Bank and the International Finance Corporation, or any subdivision, department or division thereof;

(xvi)	any right arising in connection with the sale or other transfer of crude oil, natural gas or other petroleum hydrocarbons in place for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount (however determined) of such crude oil, natural gas or other petroleum hydrocarbons or a specified amount of money, or the sale or other transfer of any other interest in property of the character commonly referred to as a production payment or overriding royalty;

(xvii)	any Lien created in connection with any sale/leaseback transaction, subject to the limitation set forth below under “—Certain Covenants—Limitation on Sale and Leaseback Transactions”;

(xviii)	any renewal or extension of any of the Liens described in the foregoing clauses which is limited to the original property or asset covered thereby; or

(xix)	any Lien in respect of Indebtedness of the Company or any of its Subsidiaries with respect to which the Company or such Subsidiary has paid money or deposited money or securities with a fiscal agent, trustee or depository to pay or discharge in full the obligations of the Company or such Subsidiary in respect thereof (other than the obligation that such money or securities so paid or deposited, and the proceeds therefrom, be sufficient to pay or discharge such obligations in full).

Limitation on Sale and Leaseback Transactions

The indenture provides that the Company shall not, and shall not cause or permit any Principal Subsidiary to, enter into any Sale and Leaseback Transaction with any Person (not including any Principal Subsidiary) for a period, including renewals, in excess of three years of any Principal Property which has been owned by the Company or a Principal Subsidiary for more than six months unless either:

(i)	the Company or such Principal Subsidiary would be permitted under the “—Certain Covenants—Limitation on Liens” covenant to create, incur or permit to exist a Lien on the Principal Property to secure Indebtedness (without equally and ratably securing the debt securities with such Indebtedness) at least equal in amount to the Attributable Value of the Sale and Leaseback Transactions; or

(ii)

the Company or such Principal Subsidiary, within 120 days after such sale or transfer, (x) applies, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof or, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair market value of the Principal Property so leased (as determined in good faith by any two members of the Board of Directors of the Company or the Board of Directors of such Principal Subsidiary) to (A) the retirement of Indebtedness of the Company or such Principal Subsidiary ranking prior to or on parity with the debt securities, incurred or assumed by the Company or such Principal Subsidiary, which by its terms matures at, or is extendable or renewable at the option of the obligor to, a date more than 12 months after the date of incurring or assuming such Indebtedness; provided, however, that in connection with such application, the Company or such Principal Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount of such Indebtedness so voluntarily retired by the Company or such Principal Subsidiary; or (B) the purchase of other property which will constitute a Principal Property having a fair market value (as determined in good faith by any two members of the Board of Directors of the Company or the Board of Directors of such Principal Subsidiary) at least equal to the fair market value of the Principal Property leased in such Sale and Leaseback Transaction; or (y) deposits, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof into an escrow account which is used solely for the purpose of providing for the obligations of the Company or such Principal Subsidiary under the Sale and Leaseback Transaction.

“Attributable Value” means, at the time of determination, the lesser of (i) the fair market value of the Principal Property subject to the Sale and Leaseback Transaction (as determined in good faith by any two members of the Board of Directors of the Company) and (ii) the present value (discounted at a rate equal to the rate of interest on the debt securities, compounded semi-annually) of the total amount of rent required to be paid under such lease during the remaining term thereof, including any period for which such lease has been extended. Such rental payments shall not include amounts payable by or on behalf of the lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.

“Principal Property” means any real property owned at the original issue date of the debt securities or thereafter acquired by the Company or a Principal Subsidiary, the gross book value (including related land and improvements thereon and all machinery and equipment included therein) of which, on the date as of which the determination is being made, exceeds 15% of the Consolidated Total Assets of the Company.

“Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which the Company or any Principal Subsidiary sells or transfers any Principal Property to any Person with the intention of taking back a lease of such Principal Property pursuant to which the rental payments are calculated to amortize the purchase price of such Principal Property substantially over the useful life thereof and such Principal Property is in fact so leased. For purposes of this definition, a Sale and Leaseback Transaction shall not include any transaction relating to farm-in and farm-out agreements, operating agreements, development agreements, and any other similar arrangements which are customary in the oil and gas industry or in the ordinary course of business of the Company and any Principal Subsidiary.

Consolidation, Merger and Sale of Assets

The indenture provides that neither the Company nor the Issuer may consolidate with or merge into any other Person in a transaction in which the Company or the Issuer, as the case may be, is not the surviving entity, or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless:

(i)	any Person formed by such consolidation or into which the Company or the Issuer, as the case may be, is merged or to whom the Company or the Issuer, as the case may be, has conveyed, transferred or leased its properties and assets substantially as an entirety is a corporation, partnership, trust or other entity validly existing under the laws of the jurisdiction of its organization and such Person expressly assumes by an indenture supplemental to the indenture all the obligations of the Company or the Issuer under the indenture, the debt securities or the guarantees, as the case may be;

(ii)	immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

(iii)	any such Person not organized and validly existing under the laws of (or any such Person resident for tax purposes in a jurisdiction other than) Hong Kong, the PRC or any successor jurisdiction (in the case of the Company) or the British Virgin Islands or any successor jurisdiction (in the case of the 2013 Issuer) or Canada or any successor jurisdiction (in the case of the 2014 Issuer) or Australia or the United States, respectively, or any successor jurisdictions (in the case of the 2015 Issuers) (as the case may be) shall expressly agree in a supplemental indenture that its jurisdiction of organization or tax residence (or any political subdivision, territory or possession thereof, any taxing authority therein or any area subject to its jurisdiction) will be added to the list of Relevant Taxing Jurisdictions; and

(iv)	if, as a result of the transaction, any property or asset of the Company or any of the Subsidiaries of the Company would become subject to a Lien that would not be permitted under “—Certain Covenants—Limitation on Liens” above, the Company, the Issuer or such successor Person takes such steps as shall be necessary to secure the debt securities at least equally and ratably with the Indebtedness secured by such Lien or by such other Lien as shall have been approved by holders of the debt securities pursuant to the indenture for so long as such Indebtedness will be secured.

Limitation on the Issuer’s Activities

For so long as the applicable series of debt securities are outstanding, the Issuer will conduct no business or any other activities other than the offering, sale or issuance of Indebtedness and the lending of the proceeds thereof to the Company or a company controlled by the Company and any other activities in connection therewith. Upon any merger of the Issuer into the Company or of the Company into the Issuer, this covenant will no longer apply.

In addition, the Company will maintain 100% of direct or indirect equity ownership of the Issuer during the period that any debt securities remain outstanding.

For so long as any debt securities are outstanding, neither the Issuer nor the Company will take any action to change the Issuer’s status from, or election to be, a disregarded entity for U.S. federal income tax purposes.

Events of Default

Each of the following shall constitute an “Event of Default” under the indenture for a series of debt securities:

(i)	failure to pay principal of any debt securities of that series within two Business Days after the date such amount is due and payable, upon optional redemption, acceleration or otherwise;

(ii)	failure to pay interest on any debt securities of that series within 30 days after the due date for such payment;

(iii)	failure to perform any other covenant or agreement of the Company or the Issuer in the indenture, and such failure continues for 60 days after there has been given, by registered or certified mail, to the Company or the Issuer, as the case may be, by the trustee or by the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding (with a copy to the trustee) a written notice specifying such failure and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture;

(iv)	the guarantees shall cease to be in full force or effect or the Company shall deny or disaffirm its obligations under the guarantees;

(v)

(a) failure to pay upon final maturity (after giving effect to the expiration of any applicable grace period therefor) the principal of any Indebtedness of the Company, the Issuer or any Principal Subsidiary, (b) acceleration of the maturity of any Indebtedness of the Company, the Issuer or any Principal Subsidiary following a default by the Company, the Issuer or such Principal Subsidiary, if such Indebtedness is not discharged, or such acceleration is not annulled, within ten days after receipt by the trustee of the written notice from the Company or the Issuer as provided in the indenture, or (c) failure to pay any amount payable by the Company, the Issuer or any Principal Subsidiary under any guarantee or indemnity in respect of any Indebtedness of any other Person if such obligation is not discharged or otherwise satisfied within ten days after receipt of written notice as provided in the indenture; provided, however, that no such event set forth in clause (a), (b) or (c) shall constitute an Event of Default unless the aggregate outstanding Indebtedness to which all such events relate exceeds the greater of (x) US$100,000,000 (or its equivalent in any other currency) and (y) 2% of the Shareholders’ Equity of the Guarantor as determined under IFRS IASB; and

(vi)	certain events in bankruptcy, insolvency or reorganization in respect of the Company, the Issuer or any Principal Subsidiary as provided in the indenture.

If an Event of Default (other than an Event of Default described in clause (vi) above) with respect to the debt securities of that series shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding by written notice as provided in the indenture may declare the unpaid principal amount of such debt securities and any accrued and unpaid interest thereon (and any Additional Amounts payable in respect thereof) to be due and payable immediately. If an Event of Default in clause (vi) above with respect to the debt securities of that series shall occur, the unpaid principal amount of all the debt securities of that series and any accrued and unpaid interest thereon (and any Additional Amounts payable in respect thereof) will automatically, and without any action by the trustee or any holder of debt securities of that series, become immediately due and payable. After any such acceleration but before a judgment or decree based on acceleration has been obtained, the holders of at least a majority in aggregate principal amount of the debt securities of that series then outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the indenture. For information as to waiver of defaults, see “—Modification and Waiver.” See also “—Notices” below.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities unless such holders shall have offered to the trustee pre-funding, security and/or indemnity satisfactory to the trustee. Subject to certain provisions, including those requiring pre-funding, security and/or indemnification of the trustee, the holders of a majority in principal amount of the debt securities of a series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities. However, the trustee may refuse to follow any direction that conflicts with applicable law or the relevant indenture, that may involve the trustee in personal liability or cause it to expend or risk its own funds or otherwise incur any financial liability in following such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders. No holder of any debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, the debt securities or the guarantees or for the appointment of a receiver or a trustee, or for any other remedy thereunder unless (i) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of that series, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding have made written request, and such holder or holders have offered to the trustee pre-funding, security and/or indemnity satisfactory to the trustee, to institute such proceeding in the trustee’s own name and (iii) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of the right to receive payment of the principal of or interest on such debt security on or after the applicable due date specified in such debt security.

Neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any debt securities of any series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the debt securities of that series unless such consideration is offered to be paid or agreed to be paid to all holders of the debt securities of that series that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

The trustee need not do anything to ascertain whether any Event of Default has occurred or is continuing and will not be responsible to holders or any other person for any loss arising from any failure by it to do so, and the trustee may assume that no such event has occurred and that each of the Company and the Issuer is performing all of their respective obligations under the indenture and related debt securities and guarantee unless a responsible officer of the trustee has received written notice of the occurrence of such event or facts establishing that the Company or the Issuer, as the case may be, is not performing all of its obligations under the indenture and related debt securities and guarantee, as the case may be.

Defeasance

The indenture provides that, upon the conditions set forth therein, the Company and the Issuer may each be discharged from all their respective obligations with respect to debt securities of a series (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money in U.S. dollars or U.S. Government Obligations (as defined in the indenture), or both, which, through the payment of principal and interest thereon in accordance with their terms, will provide money in an amount sufficient to pay the principal of and interest on the debt securities (and any Additional Amounts in respect thereof) in accordance with the terms of the indenture and the debt securities (“defeasance”). Such defeasance may occur only if, among other things, the Company and the Issuer have delivered to the trustee an opinion of independent legal counsel of recognized standing licensed to practice law in the United States to the effect that holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, which opinion of counsel must be based on a ruling received by the Company or the Issuer from the U.S. Internal Revenue Service, a published ruling of the U.S. Internal Revenue Service or other changes in applicable U.S. federal income tax law after the original issue date of the debt securities.

Prescription

Any moneys deposited with or paid to the trustee or any paying agent of the debt securities, or then held by the Issuer, in trust, for the payment of the principal of, premium (if any) or interest on (or any Additional Amount payable in respect of) any debt security and not applied but remaining unclaimed for two years after the date upon which such principal, premium (if any) or interest or any Additional Amount payable shall have become due and payable, shall, upon the written request of the Issuer or the Company be repaid to the Issuer or the Company, as the case may be, by the trustee or such paying agent or (if then held by the Issuer) be discharged from such trust, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, and the holder of such debt security shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer or the Company for any payment which such holder may be entitled to collect, and all liability of the trustee or any paying agent of the debt securities with respect to such moneys shall thereupon cease.

Under New York law, any legal action upon the debt securities must be commenced within six years after the payment thereof is due. Thereafter, the debt securities will generally become unenforceable.

Concerning the Trustee

The Bank of New York Mellon will be the trustee under the indenture. The Corporate Trust Office of the trustee is currently located at 101 Barclay Street, New York, New York 10286, United States, Attention: Global Corporate Trust.

The indenture provides that the trustee, subject to the following sentence, undertakes to perform such duties and only such duties as are specifically set forth in the indenture. If an Event of Default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it by the indenture as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The indenture also provides that the trustee and any paying or other agent of the debt securities, in their individual or any other capacity, may become the owner or pledgee of debt securities with the same rights it would have if it were not the trustee or such agent and may otherwise deal with the Company and the Issuer and receive, collect, hold and retain collections from the Company and the Issuer with the same rights it would have if it were not the trustee or such agent; provided, however, that all moneys received by the trustee shall, until used or applied as provided in the indenture, be held in trust thereunder for the purposes for which they were received and need not be segregated from other funds except to the extent required by law.

The trustee will be under no obligation to exercise any rights or powers conferred under the indenture for the benefit of the holders unless such holders have offered to the trustee pre-funding, security and/or indemnity satisfactory to the trustee against any loss, liability or expense. In the exercise of its duties, the trustee shall not be responsible for the calculation or computation of any amount payable under the debt securities and the guarantees or the verification of any such calculations or computations or any verification of the accuracy or completeness of any certification, opinion or other documents submitted to it by the Company or the Issuer.

Indemnification for Judgment Currency Fluctuations

To the fullest extent permitted by law, the obligations of the Company or the Issuer to any holder of the applicable series of debt securities under the indenture, the debt securities or the guarantees, as the case may be, shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than U.S. dollars (the “Agreement Currency”), be discharged only to the extent that on the day following receipt by such holder or the trustee, as the case may be, of any amount in the Judgment Currency, such holder or the trustee, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such holder or the trustee, as the case may be, in the Agreement Currency, the Company and the Issuer agree, as a separate obligation and notwithstanding such judgment, to pay the difference and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such holder, such holder or the trustee, as the case may be, agrees to pay to or for the account of the Company or the Issuer, as the case may be, such excess; provided that such holder or the trustee, as the case may be, shall not have any obligation to pay any such excess as long as a default by the Company or the Issuer in its obligations under the indenture or the debt securities has occurred and is continuing, in which case such excess may be applied by such holder or the trustee, as the case may be, to such obligations.

Notices

Notices to holders of debt securities will be mailed to them (or the first named of joint holders) by first class mail (or, if first class mail is unavailable, by airmail) at their respective addresses in the register and will be deemed to have been given on the fourth Business Day after the date of mailing. So long as and to the extent that the debt securities are represented by global securities and such global securities are held by DTC, notices to owners of beneficial interests in the global securities may be given by delivery of the relevant notice to DTC for communication by it to entitled account holders.

Waiver of Immunity

To the extent that the Company or the Issuer has acquired or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (including any immunity from non-exclusive jurisdiction or from service of process or, except as provided below, from any execution to satisfy a final judgment or from attachment or in aid of such execution or otherwise) with respect to itself or any of its property, the Company and the Issuer each irrevocably waives, to the fullest extent permitted under applicable law, any such right of immunity or claim thereto which may now or hereafter exist, and agrees not to assert any such right or claim in any action or proceeding against it arising out of or based on the debt securities, the guarantees or the indenture.

Governing Law and Consent to Jurisdiction

The debt securities, the guarantees and the indenture are governed by and will be construed in accordance with the laws of the State of New York.

The Company and the Issuer will each irrevocably submit to the non-exclusive jurisdiction of any state or United States federal court located in the Borough of Manhattan, the City of New York, New York (each a “New York Court”) in any suit, action or proceeding arising out of or relating to the indenture, the debt securities, the guarantees or any transaction contemplated thereby, and will irrevocably waive, to the fullest extent permitted by applicable law, any objection to the venue of any such suit, action or proceeding in any such New York Court and any claim of an inconvenient forum. The Company and the Issuer will each appoint National Corporate Research, Ltd., New York, New York, United States of America, as agent for service of process with respect of any such suit, action or proceeding.

Certain Definitions

Set forth below are definitions of certain of the terms used herein. Additional terms are defined elsewhere above or in the indenture.

“Adjusted Consolidated Net Worth” means the sum of the (a) shareholders’ equity of the Company as determined under IFRS IASB and (b) Subordinated Indebtedness of the Company.

“Capital Stock” means any and all shares, interests (including joint venture interests), participations or other equivalents (however designated) of capital stock of a corporation or any and all equivalent ownership interests in a Person (other than a corporation).

“Consolidated Total Assets” means the consolidated total assets of the Company and its Subsidiaries as shown on its most recent audited consolidated balance sheet.

“Indebtedness” of any Person means, at any date, without duplication, (i) any outstanding indebtedness for or in respect of money borrowed (including bonds, debentures, notes or other similar instruments, whether or not listed) that is evidenced by any agreement or instrument, excluding trade payables, (ii) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, and (iii) all Indebtedness of others guaranteed by such Person; provided, however, that, for the purpose of determining the amount of Indebtedness of the Company outstanding at any relevant time, the amount included as the Indebtedness of the Company in respect of finance leases shall be the net amount from time to time properly characterized as “obligations under finance leases” in accordance with the IFRS IASB.

“Lien” means any mortgage, charge, pledge, lien, encumbrance, hypothecation, title retention, security interest or security arrangement of any kind.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal Subsidiary” at any time shall mean one of the Subsidiaries of the Company:

(i)	as to which one or more of the following conditions is/are satisfied:

(a)	its net profit or (in the case of one of the Company’s Subsidiaries which have Subsidiaries) consolidated net profit attributable to the Company (in each case before taxation and exceptional items) is at least 10% of the consolidated net profit of the Company (before taxation and exceptional items); or

(b)	its net assets or (in the case of one of the Company’s Subsidiaries which have Subsidiaries) consolidated net assets attributable to the Company (in each case after deducting minority interests in Subsidiaries) are at least 10% of the consolidated net assets of the Company (after deducting minority interests in Subsidiaries);

all as calculated by reference to the then latest audited financial statements (consolidated or, as the case may be, unconsolidated) of the Subsidiary of the Company and the then latest consolidated financial statements of the Company; or

(ii)	to which is transferred all or substantially all of the assets of the Subsidiary of the Company which immediately prior to the transfer was a Principal Subsidiary, provided that, with effect from such transfer, the Subsidiary which so transfers its assets and undertakings shall cease to be a Principal Subsidiary (but without prejudice to paragraph (i) above) and the Subsidiary of the Company to which the assets are so transferred shall become a Principal Subsidiary.

A certificate of the Company’s auditors as to whether or not the Company’s Subsidiary is a Principal Subsidiary shall be conclusive and binding on all parties in the absence of manifest error.

“Shareholders’ Equity” means, as of any date, the aggregate amount of shareholders’ equity (including but not limited to share capital, contributed surplus and retained earnings) of a Person as shown on the most recent annual audited or quarterly unaudited consolidated balance sheet of the Person and computed in accordance with IFRS IASB.

“Subsidiary” means, as applied to any Person, any corporation or other entity of which a majority of the outstanding Voting Shares is, at the time, directly or indirectly, owned by such Person.

“Subordinated Indebtedness” means the Indebtedness of the Company (including perpetual debt, which the Company is not required to repay) which (i) has a final maturity and a weighted average life to maturity longer than the remaining life to maturity of the debt securities and (ii) is issued or assumed pursuant to, or evidenced by, an indenture or other instrument containing provisions for the subordination of such Indebtedness to the debt securities including (x) a provision that in the event of the bankruptcy, insolvency or other similar proceeding of the Company, the holders of the debt securities shall be entitled to receive payment in full in cash of all principal, Additional Amounts and interest on the debt securities (including all interest arising after the commencement of such proceeding whether or not an allowed claim in such proceeding) before the holder or holders of any such Subordinated Indebtedness shall be entitled to receive any payment of principal, interest or premium thereon, (y) a provision that, if an Event of Default has occurred and is continuing under the indenture for the debt securities, the holder or holders of any such Subordinated Indebtedness shall not be entitled to payment of any principal, interest or premium in respect thereof unless or until such Event of Default shall have been cured or waived or shall have ceased to exist, and (z) a provision that the holder or holders of such Subordinated Indebtedness may not accelerate the maturity thereof as a result of any default relating thereto so long as any debt securities are outstanding.

“Voting Shares” means, with respect to any Person, the Capital Stock having the general voting power under ordinary circumstances to vote on the election of the members of the board of directors or other governing body of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:

•	to or through underwriters, brokers or dealers;

•	through agents;

•	on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

•	directly to one or more purchasers; or

•	through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We may sell the securities offered by this prospectus at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers, and their compensation in a prospectus supplement.

ENFORCEABILITY OF CIVIL LIABILITIES

The 2013 Issuer is a BVI business company incorporated in and under the laws of the British Virgin Islands with limited liability, the 2014 Issuer is an unlimited company incorporated in and under the laws of Nova Scotia, Canada, the 2015 Australian Issuer is a proprietary company incorporated in and under the laws of Victoria, Australia, the 2015 Delaware Issuer is a limited liability company formed in and under the laws of the State Delaware, and we are a company incorporated with limited liability in Hong Kong. A substantial portion of our assets are located in China. In addition, substantially all of our directors and officers reside outside the United States (principally in the PRC or Hong Kong) and certain experts named in this prospectus also reside outside the United States. All or a substantial portion of the assets of such persons are or may be located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon the 2013 Issuer, the 2014 Issuer, the 2015 Australian Issuer, us or such persons to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States.

The 2013 Issuer has been advised by its British Virgin Islands counsel, Walkers, that in the case of a valid, final and conclusive judgment obtained in the federal or state courts in the United States for a liquidated sum other than in respect of penalties or taxes or a fine or similar fiscal or revenue obligations, the British Virgin Islands courts would recognize the relevant judgment without any re-examination of merits at common law, by an action commenced on the foreign judgment in the British Virgin Islands courts provided that: (a) the judgment had not been wholly satisfied; (b) such courts had proper jurisdiction over the matter and the 2013 Issuer either submitted to the jurisdiction of such courts or was resident or carried out a business within such jurisdiction and was duly served with process; (c) such courts did not contravene the rules of natural justice of the British Virgin Islands; (d) such judgment was not obtained by fraud on the part of the person in whose favor judgment was given or on the part of such courts; (e) the enforcement of the judgment would not be contrary to public policy of the British Virgin Islands or for some other similar reasons the judgment could not have been entertained by the British Virgin Islands courts; (f) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the British Virgin Islands; and (g) there is due compliance with the correct procedures under the laws of the British Virgin Islands.

The 2014 Issuer has been advised by its Nova Scotia counsel, Stewart McKelvey, that a monetary judgment of a United States court predicated solely upon civil liability under United States federal securities laws or the securities laws of any state within the United States would likely be enforceable in the Province of Nova Scotia, Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a court in the Province of Nova Scotia, Canada for the same purposes. The 2014 Issuer has also been advised by Stewart McKelvey, however, that there is less certainty that an action could be brought in the Province of Nova Scotia, Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws or the securities laws of any state within the United States.

The 2015 Australian Issuer has been advised by its Australian counsel, Clayton Utz, that any final, conclusive and unsatisfied judgment obtained in the federal or state courts in the United States for a definite sum of money (not being a sum in respect of taxes or in respect of a fine or other penalty), is enforceable by action in Australian courts without a re-examination of the merits of the issues determined by the proceedings of the relevant judgment, unless: (a) the proceedings in the foreign court involved a denial of the principles of natural justice recognized in Australia; (b) the judgment is contrary to Australian public policy; (c) the judgment was obtained by fraud (arguably only where that allegation of fraud was not and could not have been raised before the foreign court); (d) there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the foreign judgment; or (e) a declaration or order under the Foreign Proceedings (Excess of Jurisdiction) Act 1984 (Cth) made by the Attorney General of Australia applies to the judgment. Additionally, actions in Australia (including as original actions or as actions to enforce judgments of a court of the United States) relating to civil liabilities predicated on securities laws of the United States may not be enforceable in Australia even if the matters set out in this paragraph are otherwise satisfied. A decision of a

United States court will be final and conclusive even if it is subject to appeal to a higher court, though in those circumstances the courts of Australia will have a discretion to stay the proceedings for enforcement.

We have been advised by our Hong Kong counsel, Davis Polk & Wardwell, that there is doubt as to the enforceability in Hong Kong in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated solely upon the U.S. federal or state securities laws.

In addition, there are uncertainties as to whether the courts of the PRC would (i) recognize or enforce the judgments of United States courts obtained against the 2013 Issuer, the 2014 Issuer or the 2015 Issuers (as the case may be) or the Company, or their respective directors and officers, predicated upon the civil liability provision of the U.S. federal or state securities laws; or (ii) entertain original actions brought in the courts of the PRC against the 2013 Issuer, the 2014 Issuer or the 2015 Issuers (as the case may be) or the Company or such persons predicated upon the U.S. federal or state securities laws.

LEGAL MATTERS

Certain legal matters with respect to the debt securities and the guarantees will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York, as to matters of United States federal securities and New York State law, by Davis Polk & Wardwell, Hong Kong, as to matters of Hong Kong law, by Walkers, Tortola, British Virgin Islands, as to matters of British Virgin Islands law, by Blake, Cassels & Graydon LLP, Calgary, Canada, and Stewart McKelvey, Nova Scotia, Canada, as to matters of Canadian law and Nova Scotia law, and by Clayton Utz, New South Wales, Australia, as to matters of Australian law, respectively.

EXPERTS

The consolidated statements of profit or loss and other comprehensive income, changes in equity and cash flows of CNOOC Limited and its subsidiaries for the year ended December 31, 2012 included in our annual report on Form 20-F for the year ended December 31, 2014 have been audited by Ernst & Young, our predecessor independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the report of Ernst & Young pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of CNOOC Limited and its subsidiaries as of December 31, 2014 and 2013, and for the two years in the period ended December 31, 2014 incorporated in this prospectus by reference from CNOOC Limited’s Annual Report on Form 20-F for the year ended December 31, 2014, and the effectiveness of CNOOC Limited and its subsidiaries’ internal control over financial reporting as of December 31, 2014 have been audited by Deloitte Touche Tohmatsu, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm as experts in accounting and auditing.

Certain reserve information relating to our oil and gas reserves included in our annual report on Form 20-F for the year ended December 31, 2014 was based in part upon reserve reports prepared by independent consultants Ryder Scott Company, L.P., Gaffney, Cline & Associates (Consultants) Pte Ltd., RPS, McDaniel & Associates Consultants Ltd. and DeGolyer and MacNaughton. We have incorporated this information in this prospectus by reference to such annual report and included certain of this information in this prospectus in reliance on the authority of such firms as experts in estimating proved oil and gas reserves.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under the Hong Kong Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap 32) (the “Ordinance”) a company may indemnify and purchase insurance for any director or officer of the company. In accordance with the Ordinance, however, directors and officers are not indemnified against any liability arising out of negligence, default, breach of duty or breach of trust with respect to the company, unless such liability is incurred in defending any proceedings, whether civil or criminal, in which judgment is given in the director’s or officer’s favor, or in which the director or officer is acquitted, or in connection with any application in which relief is granted to the director or officer by the court pursuant to the Ordinance from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the company.

Pursuant to our Articles, we have agreed to indemnify our directors and officers, to the extent permitted by the Ordinance, against all liabilities and expenses that such persons may incur in the execution of their respective office. In addition, we maintain a director’s and officer’s insurance policy and our officers and directors are covered by this insurance (with certain exceptions and limitations), which indemnifies them against losses for which we grant them indemnification and for which they become legally obligated to pay on account of claims made against them for “wrongful acts” committed before or during the policy period.

Item 9. Exhibits

The exhibits to this registration statement are listed in the Index of Exhibits below.

Item 10. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, CNOOC Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effectiveness Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on April 27, 2015.

CNOOC LIMITED

By:	/s/ Fanrong Li
	Name:	Fanrong Li
	Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Chi Cheng and Falin Xiang (with full power to each of them to act alone), as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and any and all other documents that may be required in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could do in person, hereby ratifying and confirming all that each said attorneyin-fact and agent, or any substitutes therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Executive Director, Chief Executive Officer and President	April 27, 2015
Fanrong Li	(Principal Executive Officer)

*	Chief Financial Officer	April 27, 2015
Hua Zhong	(Principal Financial and Accounting Officer)

*	Chairman of the Board and	April 27, 2015
Yilin Wang	Non-executive Director

*	Vice Chairman of the Board and	April 27, 2015
Hua Yang	Non-executive Director

*	Executive Director and Compliance Officer	April 27, 2015
Guangqi Wu

*	Non-executive Director	April 27, 2015
Bo Lv

*	Non-executive Director	April 27, 2015
Jiaxiang Wang

*	Independent Non-executive Director	April 27, 2015
Sung Hong Chiu

Signature	Title	Date

*	Independent Non-executive Director	April 27, 2015
Lawrence J. Lau

*	Independent Non-executive Director	April 27, 2015
Aloysius Hau Yin Tse

*	Independent Non-executive Director	April 27, 2015
Kevin G. Lynch

*	Authorized Representative in the United States	April 27, 2015
Qing Jiang

* By: /s/ Chi Cheng		April 27, 2015
Chi Cheng Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, CNOOC Finance (2013) Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effectiveness Amendment No.2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on April 27, 2015.

CNOOC FINANCE (2013) LIMITED

By:	/s/ Fanrong Li
Name: Fanrong Li
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Chi Cheng and Falin Xiang (with full power to each of them to act alone), as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and any and all other documents that may be required in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitutes therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer (Principal Executive Officer)	April 27, 2015
Fanrong Li

*	Chief Financial Officer (Principal Financial and Accounting Officer)	April 27, 2015
Hua Zhong

*	Corporate Director	April 27, 2015
Hua Zhong, for and on behalf of CNOOC Limited

*	Authorized Representative in the United States	April 27, 2015
Qing Jiang

* By: /s/ Chi Cheng		April 27, 2015
Chi Cheng Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, CNOOC Nexen Finance (2014) ULC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effectiveness Amendment No.2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on April 27, 2015.

CNOOC NEXEN FINANCE (2014) ULC

By:	/s/ Hua Zhong
Name: Hua Zhong
Title: President, Secretary and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Chi Cheng and Falin Xiang (with full power to each of them to act alone), as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and any and all other documents that may be required in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitutes therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Hua Zhong	President and Secretary (Principal Executive Officer and Principal Financial and Accounting Officer), and Director	April 27, 2015

/s/ Darren C. Jones Darren C. Jones	Authorized Representative in the United States	April 27, 2015

* By: /s/ Chi Cheng		April 27, 2015
Chi Cheng Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, CNOOC Finance (2015) Australia Pty Ltd certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effectiveness Amendment No.2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on April 27, 2015.

CNOOC FINANCE (2015) AUSTRALIA PTY LTD

By:	/s/ Chi Cheng
Name: Chi Cheng
Title: Chief Executive Officer, Chief Financial Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Chi Cheng and Falin Xiang (with full power to each of them to act alone), as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and any and all other documents that may be required in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitutes therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chi Cheng Chi Cheng	Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer), and Director	April 27, 2015

/s/ Chen Yan Chen Yan	Chief Accounting Officer (Principal Accounting Officer), and Director	April 27, 2015

/s/ Yongfeng Lu Yongfeng Lu	Director	April 27, 2015

/s/ Darren C. Jones Darren C. Jones	Authorized Representative in the United States	April 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, CNOOC FINANCE (2015) U.S.A. LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effectiveness Amendment No.2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on April 27, 2015.

CNOOC FINANCE (2015) U.S.A. LLC

By:	/s/ Chi Cheng
Name: Chi Cheng
Title: Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Chi Cheng and Falin Xiang (with full power to each of them to act alone), as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and any and all other documents that may be required in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitutes therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chi Cheng Chi Cheng	Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	April 27, 2015

/s/ Marilyn Schonberner Marilyn Schonberner	Chief Accounting Officer (Principal Accounting Officer)	April 27, 2015

/s/ Darren C. Jones Darren C. Jones	Authorized Representative in the United States	April 27, 2015

/s/ Darren C. Jones Darren C. Jones, for and on behalf of Nexen Energy Holdings U.S.A. Inc.	Sole Member	April 27, 2015

/s/ Marilyn Schonberner Marilyn Schonberner, for and on behalf of Nexen Energy Holdings U.S.A. Inc.	Sole Member	April 27, 2015

INDEX OF EXHIBITS

Exhibit Number	Description of Document
*1.1	Form of Underwriting Agreement.

*4.1	Form of Indenture for Debt Securities of the 2013 Issuer.

*4.2	Form of Debt Security (including the form of Guarantee endorsed thereon) for Debt Securities of the 2013 Issuer (included in Exhibit 4.1).

*4.3	Form of Indenture for Debt Securities of the 2014 Issuer.

*4.4	Form of Debt Security (including the form of Guarantee endorsed thereon) for Debt Securities of the 2014 Issuer (included in Exhibit 4.3).

4.5	Form of Indenture for Debt Securities of the 2015 Australian Issuer.

4.6	Form of Debt Security (including the form of Guarantee endorsed thereon) for Debt Securities of the 2015 Australian Issuer (included in Exhibit 4.5).

4.7	Form of Indenture for Debt Securities of the 2015 Delaware Issuer.

4.8	Form of Debt Security (including the form of Guarantee endorsed thereon) for Debt Securities of the 2015 Delaware Issuer (included in Exhibit 4.7).

*5.1	Opinion of Davis Polk & Wardwell LLP, U.S. counsel to the Company and the Issuers, relating to Debt Securities of the 2013 Issuer and the 2014 Issuer.

5.2	Opinion of Davis Polk & Wardwell LLP, U.S. counsel to the Company and the Issuers, relating to Debt Securities of the 2015 Issuers.

*5.3	Opinion of Davis Polk & Wardwell, Hong Kong counsel to the Company, relating to Debt Securities of the 2013 Issuer and the 2014 Issuer.

5.4	Opinion of Davis Polk & Wardwell, Hong Kong counsel to the Company, relating to the Debt Securities of the 2015 Issuers.

* 5.5	Opinion of Walkers, British Virgin Islands counsel to the 2013 Issuer.

* 5.6	Opinion of Stewart McKelvey, Nova Scotia counsel to the 2014 Issuer.

5.7	Opinion of Clayton Utz, Australia counsel to the 2015 Australian Issuer.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young.

23.2	Consent of Deloitte Touche Tohmatsu.

23.3	Consent of Ryder Scott Company, L.P.

23.4	Consent of Gaffney, Cline & Associates (Consultants) Pte Ltd.

23.5	Consent of RPS.

23.6	Consent of McDaniel & Associates Consultants Ltd.

23.7	Consent of DeGolyer and MacNaughton.

*23.8	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

23.9	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.2).

*23.10	Consent of Davis Polk & Wardwell (included in Exhibit 5.3)

23.11	Consent of Davis Polk & Wardwell (included in Exhibit 5.4).

*23.12	Consent of Walkers (included in Exhibit 5.5).

*23.13	Consent of Stewart McKelvey (included in Exhibit 5.6).

*23.14	Consent of Blake, Cassels & Graydon LLP.

23.15	Consent of Clayton Utz. (included in Exhibit 5.7).

24.1	Powers of attorney (included on signature page).

*25.1	Form T-1 Statement of Eligibility Under the Trust Indenture Act of 1939 relating to the Debt Securities of the 2013 Issuer.

*25.2	Form T-1 Statement of Eligibility Under the Trust Indenture Act of 1939 relating to the Debt Securities of the 2014 Issuer.

25.3	Form T-1 Statement of Eligibility Under the Trust Indenture Act of 1939 relating to the Debt Securities of the 2015 Issuers.

*	Previously filed.